Exhibit 4.224

AMENDMENT NO. 1

TO

MASTER EXCHANGE AND TRUST AGREEMENT,

dated as of July 23, 2001

among

RENTAL CAR FINANCE CORP.,

DTG OPERATIONS, INC.,

THRIFTY RENT-A-CAR SYSTEM, INC.,

CHICAGO DEFERRED EXCHANGE COMPANY, LLC,

VEXCO, LLC,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

Dated as of April 23, 2010

AMENDMENT NO. 1
TO MASTER EXCHANGE AND TRUST AGREEMENT

This Amendment No. 1 to Master Trust and Exchange Agreement (this “Amendment”) is entered into as of April 23, 2010 by and between Rental Car Finance Corp., a special purpose Oklahoma corporation (“RCFC”), DTG Operations, Inc., an Oklahoma corporation (f/k/a Dollar Rent A Car Systems, Inc.) (“DTG Operations”), Thrifty Rent-A-Car System, Inc., an Oklahoma corporation (“Thrifty”), Chicago Deferred Exchange Company, LLC, a Delaware limited liability company, (f/k/a Chicago Deferred Exchange Corporation, an Illinois corporation) (“CDEC”), solely in its capacity as a member of VEXCO, LLC, VEXCO, LLC, a Delaware limited liability company wholly owned by CDEC (the “Qualified Intermediary”), and Deutsche Bank Trust Company Americas (“DBTCA” and, together with RCFC, DTG Operations, Thrifty, CDEC and the Qualified Intermediary, the “Parties”), as qualified trustee (as successor to Bank of America, N.A.).

RECITALS

WHEREAS, RCFC, DTG Operations, Thrifty, CDEC, the Qualified Intermediary and a predecessor to DBTCA have entered into that certain Master Trust and Exchange Agreement, dated as of July 23, 2001 (as amended, restated, supplemented or otherwise modified as of the date hereof, the “Exchange Agreement”);

WHEREAS, Bank of America, N.A. (“BOA”) and DBTCA have entered into that certain Assignment and Assumption Agreement, dated as of April 15, 2010 (the “Assignment and Assumption Agreement”), pursuant to which BOA (as successor to The Chicago Trust Company) assigned, and DBTCA assumed, all of BOA’s right, title and interest in the Exchange Agreement.

WHEREAS, the Parties hereto wish to amend certain Sections of the Exchange Agreement as provided herein.

NOW THEREFORE, the Parties hereto agree as follows:

1.           Amendments.

(i)           The preamble of the Exchange Agreement is hereby amended by (i) deleting the words “Dollar Rent A Car Systems, Inc., an Oklahoma corporation (“Dollar”)” and replacing in substitution thereof the words “DTG Operations, Inc. (f/k/a Dollar Rent A Car Systems, Inc.), an Oklahoma corporation (“DTG Operations”)”, (ii) deleting the words “The Chicago Trust Company, an Illinois trust company (“CTC”)” and replacing in substitution thereof the words “Deutsche Bank Trust Company Americas (“DBTCA”)”, and (iii) deleting the words “Chicago Deferred Exchange Corporation, an Illinois corporation (“CDEC”)” and replacing in substitution thereof the words “Chicago Deferred Exchange Company, LLC (f/k/a Chicago Deferred Exchange Corporation), a Delaware limited liability company (“CDEC”)”.

(ii)           The Exchange Agreement is hereby amended (i) by deleting the defined term “Dollar” in each instance that it is used in the Exchange Agreement and replacing in substitution thereof the defined term “DTG Operations” (consistent with clause (i) above), (ii) by deleting the defined term “CTC” in each instance that it is used in the Exchange Agreement and replacing in substitution thereof the defined term “DBTCA” (consistent with clause (i) above) and (iii) in all other ways necessary, mutatis mutandis, to give effect to DTG Operations, Inc.’s succession to Dollar Rent A Car Systems, Inc. and Deutsche Bank Trust Company Americas’s succession to Bank of America, N.A. (as successor to The Chicago Trust Company).

(iii)           Article I of the Exchange Agreement is hereby amended by:

(A) adding the phrase “(as amended, restated, supplemented or otherwise modified from time to time)” immediately after the phrase “dated as of December 23, 1997” appearing in the definition of “Amended and Restated Master Collateral Agency Agreement”; and

(B) adding the following definitions in proper alphabetical order:

“Independent Director” shall mean a person who has at least three years employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments or securities and who is employed by such an entity at all times while serving on the board of directors of the Qualified Intermediary and who is not, and during the previous five years was not (i) a stockholder, member, partner, manager, director, officer, employee, affiliate, associate, creditor or independent contractor of the Qualified Intermediary or CDEC or any of their affiliates or associates (excluding, however, any service provided by a person engaged as an “independent” manager or director, as the case may be), (ii) a person owning directly or beneficially any outstanding shares of common stock of the Qualified Intermediary or CDEC or any of their affiliates, or a stockholder, member, partner, manager, director, officer, employee, affiliate, associate, creditor or independent contractor of such owner or any of such owner’s affiliates or associates, or (iii) a member of the immediate family of any person described above.

“Material Action” shall have the meaning ascribed to such term in the Qualified Intermediary’s limited liability company agreement (as amended, restated, supplemented or otherwise modified from time to time).

“Moody’s” shall have the meaning set forth in Section 8.12 of this Agreement.

“Person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, joint stock company, trust, unincorporated organization or governmental authority.

“QI Sale” shall have the meaning set forth in Section 7.1(n) of this Agreement.

“Sale Notice” shall have the meaning set forth in Section 7.1(n) of this Agreement.

“S&P” shall have the meaning set forth in Section 8.12 of this Agreement.

(iv)           Section 5.2 of the Exchange Agreement is hereby amended by adding the following sentence at the end of the first paragraph of that Section:

“The parties acknowledge and agree that funds held on deposit in any of the following accounts may only be withdrawn or otherwise transferred from any such account upon the written direction of both the Qualified Intermediary and, as applicable, RCFC, DTG Operations or Thrifty.”

(v)           Section 5.5(b) of the Exchange Agreement is hereby amended and restated its entirety to read as follows:

“(b)           Transfers of Funds. Each Business Day the Qualified Intermediary and, as applicable, RCFC, DTG Operations or Thrifty shall authorize transfers from (i) the RCFC Exchange Accounts to the RCFC Disbursements Accounts, (ii) the DTG Operations Exchange Accounts to the DTG Operations Disbursement Accounts and (iii) the Thrifty Exchange Accounts to the Thrifty Disbursement Accounts, in each case based on the information provided to the Qualified Intermediary pursuant to Section 5.5(a) of this Agreement.  The parties acknowledge and agree that any transfer from each of the RCFC Exchange Accounts, the DTG Operations Exchange Accounts and the Thrifty Exchange Accounts shall be initiated by DBTCA only upon the written direction of both the Qualified Intermediary and, as applicable, RCFC, DTG Operations or Thrifty.  In no event may any of the Qualified Intermediary, RCFC, DTG Operations or Thrifty unilaterally authorize a transfer of funds from the RCFC Exchange Accounts, the DTG Operations Exchange Accounts or the Thrifty Exchange Accounts to any of the RCFC Disbursement Accounts, the DTG Operations Disbursement Accounts or the Thrifty Disbursement Accounts.  In no event may any of the Qualified Intermediary, RCFC, DTG Operations or Thrifty unilaterally authorize a transfer of funds from the RCFC Disbursement Accounts, the DTG Operations Disbursement Accounts or the Thrifty Disbursement Accounts, and each of the parties to this Agreement acknowledges and agrees that any such transfer shall require the written direction of both the Qualified Intermediary and, as applicable, RCFC, DTG Operations or Thrifty.  The written direction of both the Qualified Intermediary and, as applicable, RCFC, DTG Operations or Thrifty, as referenced in this paragraph shall be substantially in the form of Exhibit A hereto.”

(vi)           Section 5.6(b) of the Exchange Agreement is hereby amended and restated its entirety to read as follows:

“(b)           Transfers of Funds. Each Business Day, if the written notices referred to in Section 5.6(a) of this Agreement concerning the events set forth in Section 5.11(a) (with respect to RCFC), Section 5.11(b) (with respect to DTG Operations) and/or Section 5.11(c) (with respect to Thrifty) have been provided to the Qualified Intermediary, then the Qualified Intermediary and, as applicable, RCFC, DTG Operations or Thrifty shall authorize transfers from the (i) RCFC Exchange Accounts to the Master Collateral Account for the benefit of RCFC, (ii)

DTG Operations Exchange Accounts to the Master Collateral Account for the benefit of DTG Operations and (iii) Thrifty Exchange Accounts to the Master Collateral Account for the benefit of Thrifty based, in each case, on the information provided pursuant to Section 5.6(a) of this Agreement.  The parties acknowledge and agree that any transfer from each of the RCFC Exchange Accounts, the DTG Operations Exchange Accounts and the Thrifty Exchange Accounts shall be initiated by DBTCA only upon the written direction of both the Qualified Intermediary and, as applicable, RCFC, DTG Operations or Thrifty.  In no event may any of the Qualified Intermediary, RCFC, DTG Operations or Thrifty unilaterally authorize a transfer of funds from the RCFC Exchange Accounts, the DTG Operations Exchange Accounts or the Thrifty Exchange Accounts to the Master Collateral Account.  In no event may any of the Qualified Intermediary, RCFC, DTG Operations or Thrifty unilaterally authorize a transfer of funds from the RCFC Disbursement Accounts, the DTG Operations Disbursement Accounts or the Thrifty Disbursement Accounts, and each of the parties to this Agreement acknowledges and agrees that any such transfer shall require the written direction of both the Qualified Intermediary and, as applicable, RCFC, DTG Operations or Thrifty.  The written direction of both the Qualified Intermediary and, as applicable, RCFC, DTG Operations or Thrifty, as referenced in this paragraph shall be substantially in the form of Exhibit A hereto.”

(vii)           Section 5.11(d) of the Exchange Agreement is hereby amended and restated in its entirety to read as follows:

“(d)           Limitation of Liability of Qualified Intermediary and DBTCA.  Notwithstanding anything contained in Sections 5.11(a)(ii), (iii) and (iv), 5.11(b)(ii), (iii) and (iv), and 5.11(c)(ii), (iii) and (iv), neither the Qualified Intermediary nor DBTCA shall be required to transfer to the Master Collateral Account any amount set forth in any notice that is in excess of the amount of funds held by the Qualified Intermediary in Escrow Funds or other amounts comprising Exchange Proceeds that are available to the Qualified Intermediary to effect such transfer.”

(viii)           Section 6.2 of the Exchange Agreement is hereby amended and restated its entirety to read as follows:

“Compensation.  For its services under this Agreement, Qualified Intermediary shall receive the sum set forth in a separate fee letter dated July 18, 2001.  For its services under this Agreement, DBTCA shall receive the sum set forth in a separate fee letter dated on or about April 23, 2010.”

(ix)           The first sentence of Section 7.1 of the Exchange Agreement is hereby amended by deleting the words “jointly and severally” appearing therein and replacing the same with the words “severally, and each with regard only to the representations and warranties respectively relating to it,”.

(x)           The third sentence of Section 7.1(a) of the Exchange Agreement is hereby amended and restated in its entirety as follows:

“Deutsche Bank Trust Company Americas is a New York banking corporation, duly organized, validly existing and in good standing under the laws of New York.”

(xi)           Section 7.1(f) of the Exchange Agreement is hereby amended by deleting the words “Neither Qualified Intermediary, CDEC, CTC nor an” appearing therein and replacing the same with the words “None of Qualified Intermediary, CDEC or any”.

(xii)           Section 7.1(h) of the Exchange Agreement is hereby amended and restated its entirety to read as follows:

“(h)           [Reserved].”

(xiii)           Section 7.1 of the Exchange Agreement is hereby amended by adding the following new Section 7.1(l):

“(l)           Organizational Documents.  The Qualified Intermediary and CDEC covenant and agree that they will not amend any of the Qualified Intermediary’s organizational documents, including its certificate of formation and its limited liability company agreement, unless (i) such amendment is unanimously approved by its board of directors, including each Independent Director, (ii) prior to such amendment, a rating agency confirmation is obtained with respect to each rated series of notes issued by RCFC in the manner provided for such confirmation under the relevant indenture and (iii) in the case of its limited liability company agreement, such limited liability company agreement provides that the Qualified Intermediary will not take any Material Action without the affirmative vote of its Independent Directors.”

(xiv)           Section 7.1 of the Exchange Agreement is hereby amended by adding the following new Section 7.1(m):

“(m)           Ownership by CDEC.  Other than pursuant to Section 7.1(n) hereof, CDEC shall not sell, assign, pledge or otherwise transfer any of its interest in the Qualified Intermediary or any of its rights or obligations under this Agreement.”

(xv)           Section 7.1 of the Exchange Agreement is hereby amended by adding the following new Section 7.1(n):

“(n)           QI Sale.

(i)           RCFC may deliver a written notice (a “Sale Notice”) to CDEC at any time. If RCFC delivers a Sale Notice and does not deliver another written notice to CDEC withdrawing such Sale Notice before the QI Sale (as defined below) is consummated, then CDEC shall transfer (the “QI Sale”) all of the membership interests of the Qualified Intermediary to such purchaser as may be designated by RCFC in such Sale Notice on the date specified for such transfer in the Sale Notice, which date shall not be less than five days (or such shorter period as may be agreed upon in writing by RCFC and CDEC) after the delivery of such Sale Notice.  Any such purchaser shall not be RCFC, DTG Operations, Thrifty or a “disqualified person” as defined in Treasury Regulation § 1.1031(k)-1(k)(1), and in connection with any such QI Sale, RCFC, DTG Operations, Thrifty and DBTCA shall receive an opinion of counsel reasonably satisfactory to them relating to the non-consolidation of the Qualified Intermediary and such purchaser.

(ii)           In the event of a QI Sale, CDEC shall:

(a)           transfer all of the membership interests of the Qualified Intermediary to the purchaser designated in the related Sale Notice for such consideration (which may be nominal) as may be designated by RCFC in such Sale Notice;

(b)           execute and deliver all documents, instruments and consents as may be specified by RCFC as reasonably necessary or desirable to effectuate the QI Sale;

(c)           make representations and warranties as to its title to the membership interests of the Qualified Intermediary being sold, the absence of any liens thereon and its power, authority and right to consummate the QI Sale without contravention of law, its organizational documents or contract;

(e)           make such further representations and warranties that are reasonable, customary and appropriate and that the purchaser of the membership interests of the Qualified Intermediary reasonably requests; and

(f)           be liable for any breach of the representations and warranties and any covenant or other agreement made by it in connection with such QI Sale.

(iii)           All reasonable and documented out-of-pocket expenses incurred by CDEC in connection with any QI Sale (which, for the avoidance of doubt, shall not include amounts resulting from any breach contemplated by clause (ii)(f) above) shall be borne by DTG Operations.

Upon the consummation of a QI Sale, (i) the rights, duties and obligations of CDEC shall be assigned and delegated to the purchaser of the membership interests of the Qualified Intermediary, and CDEC shall be released from its obligations under this Agreement, except to the extent such obligations relate to periods prior to the QI Sale, and (ii) the purchaser of the membership interests of the Qualified Intermediary shall become a party to this Agreement pursuant to an accession agreement in a form reasonably acceptable to RCFC, DTG Operations, Thrifty and such purchaser.  For the avoidance of doubt, a QI Sale shall not in any way alter, modify or otherwise affect the rights and obligations of DBTCA hereunder.”

(xvi)           The Exchange Agreement is hereby amended by adding the following new Section 7.1(o):

“(o)           CDEC hereby represents and warrants that its sole and exclusive business is to facilitate like-kind exchanges under Section 1031 of the Code and that as long as the Qualified Intermediary is wholly-owned by CDEC, CDEC shall not provide any services other than like-kind exchange services.”

(xvii)           The Exchange Agreement is hereby amended by adding the following new Section 7.1(p):

“(p)           Maintenance of Separate Existence; No Amendments to LLC Agreement.  The Qualified Intermediary covenants and agrees that it shall do all things necessary to continue to be readily distinguishable from CDEC and its affiliates and maintain its limited liability company existence separate and apart from that of CDEC and its affiliates including, without limitation, (i) practicing and adhering to organizational formalities, such as maintaining appropriate books and records; (ii) observing all organizational formalities in connection with all dealings between itself and CDEC, and the affiliates or any unaffiliated entity with respect to CDEC; (iii) observing all procedures required by its certificate of formation, its limited liability company agreement and the laws of the state of its formation; (iv) acting solely in its name and through its duly authorized officers or agents in the conduct of its businesses; (v) managing its business and affairs by or under the direction of its board of directors; (vi) ensuring that its board of directors duly authorizes all of its actions; (vii) maintaining at least two directors who are Independent Directors and maintaining the requirement in its organizational documents that no Material Action may be taken without the affirmative vote of its Independent Directors; (viii) owning or leasing (including through shared arrangements with affiliates) all office furniture and equipment necessary to operate its business; (ix) not (A) having or incurring any indebtedness owed to CDEC or its affiliates or any other Person; (B) guaranteeing or otherwise becoming liable for any obligations of CDEC or its affiliates or any other Person; (C) having obligations guaranteed by CDEC or its affiliates or any other Person; (D) holding itself out as responsible for debts of CDEC or its affiliates or any other Person or for decisions or actions with respect to the affairs of CDEC or its affiliates or any other Person; (E) operating or purporting to operate as an integrated, single economic unit with respect to CDEC, its affiliates or any other Person; (F) seeking to obtain credit or incur any obligation to any third party based upon the assets of CDEC, its affiliates or any other Person; (G) inducing any third party to reasonably rely on the creditworthiness of CDEC, its affiliates or any other Person; or (H) being directly or indirectly named as a direct or contingent beneficiary or loss payee on any insurance policy of CDEC, its affiliates or any other Person; (x) maintaining its deposit and other bank accounts and all of its assets separate from those of any other Person; (xi) maintaining its financial records separate and apart from those of any other Person; (xii) not suggesting in any way, within its financial statements, that its assets are available to pay the claims of creditors of CDEC, its affiliates or any other Person; (xiii) compensating all its employees, directors, managers, officers, consultants and agents for services provided to it by such Persons out of its own funds; (xiv) maintaining office space separate and apart from that of CDEC, its affiliates and any other Person and a telephone number separate and apart from that of CDEC, its affiliates and any other Person; (xv) conducting all oral and written communications, including, without limitation, letters, invoices, purchase orders, contracts, statements, and applications solely in its own name; (xvi) having stationery separate and apart from CDEC, its affiliates or any other Person; (xvii) accounting for and managing all of its liabilities separately from those of CDEC, its affiliates and any other Person; (xviii) allocating, on an arm’s-length basis, all shared corporate operating services, leases and expenses, including those associated with the services of shared consultants and agents and shared computer and other office equipment and software, and otherwise maintaining an arm’s-length relationship with each of CDEC, its affiliates and any other Person; (xix) refraining from filing or otherwise initiating or supporting the filing of a motion in any bankruptcy or other insolvency proceeding involving CDEC to substantively consolidate CDEC with an affiliate or any other Person; (xx) remaining solvent and assuring adequate capitalization for the business in which it is engaged; (xxi) conducting all of its business (whether written or oral) solely in its own name so as not to mislead others as to the identity of CDEC or its affiliates; and (xxii) not taking any Material Action without the affirmative vote of its Independent Directors.”

(xviii)           The first sentence of Section 7.2 of the Exchange Agreement is hereby amended by deleting each instance of the words “Qualified Intermediary” appearing therein and replacing the same with the words “each of Qualified Intermediary and Deutsche Bank Trust Company Americas”.

(xix)           Sections 7.2(d) and 7.2(e) of the Exchange Agreement are hereby amended by deleting each instance of the words “Qualified Intermediary” appearing therein and replacing the same with the words “each of Qualified Intermediary or Deutsche Bank Trust Company Americas”.

(xx)           Section 7.3 of the Exchange Agreement is hereby amended by deleting the last sentence of the same.

(xxi)           The Exchange Agreement is hereby amended by adding the following new Section 7.6:

“7.6                             Limitations of Liability of Deutsche Bank Trust Company Americas.

(a)           In addition to, and not in place or substitution of, any other indemnification or hold harmless provisions in favor of Deutsche Bank Trust Company Americas in this Agreement, RENTAL CAR FINANCE CORP., DTG OPERATIONS, INC., THRIFTY RENT-A-CAR SYSTEM, INC., CHICAGO DEFERRED EXCHANGE COMPANY, LLC and VEXCO, LLC, shall defend, indemnify and hold harmless Deutsche Bank Trust Company Americas in its capacity as “qualified trustee” hereunder (the “Qualified Trustee”) and its respective managers, directors, officers, shareholders, interest holders, employees, affiliates, representatives or agents, and their respective successors and assigns (collectively, the “Indemnified Parties”) from and against any and all third party claims, liability, losses, costs, taxes, damages, expenses, obligations, demands, actions or causes of action (including, without limitation, attorneys fees, disbursements, costs and expenses of investigating, preparing for, defending and/or settling any action, suit, proceeding or demand of any kind) made or brought in connection with or otherwise relating to this Exchange Agreement, the Dollar Exchanged Vehicles, RCFC Exchanged Vehicles, Thrifty Exchanged Vehicles, Dollar Replacement Vehicles, RCFC Replacement Vehicles and Thrifty Replacement Vehicles and, otherwise, the transactions contemplated by this Exchange Agreement (and the Qualified Trustee’s involvement therewith) or, otherwise, in connection with or arising out of any of the terms and provisions of this Exchange Agreement, provided, however, the foregoing indemnification shall not apply to any claim, liability, loss, cost, damage or expense resulting from the Indemnified Party’s gross negligence or willful misconduct, but only if such gross negligence or willful misconduct shall have been finally established by a court of competent jurisdiction after the exhaustion of any and all appeals.  The provisions of this section shall survive the termination of this Agreement or the earlier resignation of the Qualified Trustee.

(b)           The duties, responsibilities and obligations of the Qualified Trustee shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied against the Qualified Trustee, nor shall it be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder.  The Qualified Trustee is not responsible for loss of principal or interest, or other earnings, or failure to earn a rate of return, in each case in connection with investments and/or redemptions hereunder.

(c)           The Qualified Trustee may consult with legal counsel of its own choosing, at the expense of RENTAL CAR FINANCE CORP. as to any matter relating to this Agreement, and shall not incur any liability in acting in good faith in accordance with any advice from such counsel in the absence of gross negligence or willful misconduct, but only if such gross negligence or willful misconduct shall have been finally established by a court of competent jurisdiction after the exhaustion of any and all appeals.

(d)           The Qualified Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond its control, including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility.

(e)           The Qualified Trustee may act in conclusive reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice to make any statement or execute any document in accordance with the provisions hereof has been duly authorized to do so, and may in the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by it hereunder, in its sole discretion, refrain from taking any action other than to retain possession of the subject funds, unless it receives written instructions, signed by RENTAL CAR FINANCE CORP., DTG OPERATIONS, INC., THRIFTY RENT-A-CAR SYSTEM, INC., as applicable,  and the Qualified Intermediary, which eliminates such ambiguity or uncertainty.

(f)           Notwithstanding anything herein to the contrary, without limiting any other exculpation provisions of this Agreement and regardless of whether the Qualified Trustee’s actions shall have constituted gross negligence or willful misconduct, the Qualified Trustee shall not under any circumstances be liable for, and all the parties to this agreement release it from and against any liability for, any special, indirect, incidental or consequential damages of any kind whatsoever (including, without limitation, lost profits) even if it is advised of such loss or damage and regardless of the form of action.”

(xxii)           The Exchange Agreement is hereby amended by adding the following new Section 8.12:

“8.12                  Permitted QI Sale.                                Notwithstanding anything to the contrary in this Agreement, RCFC shall be permitted to initiate and CDEC and the applicable purchaser of the membership interests of the Qualified Intermediary shall be permitted to effectuate a QI Sale that is permitted by, and undertaken in accordance with, Section 7.1(n)

hereof so long as such new owner has (a) a short-term credit rating of at least “A-1” from Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, or any successor thereto (“S&P”), and at least “P-1” from Moody’s Investors Service, Inc., or any successor thereto (“Moody’s”), or (b) a long-term credit rating of at least “AA-” from S&P and at least “Aa3” from Moody’s.”

(xxiii)           The Exchange Agreement is hereby amended by adding a new Exhibit A in the form of Exhibit A attached hereto.

(xxiv)           Exhibit 5.2 of the Exchange Agreement is hereby amended and restated in its entirety in the form of Exhibit 5.2 attached hereto.

2.           Effect of Amendment.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Exchange Agreement as amended hereby, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Exchange Agreement, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect.  This Amendment shall apply and be effective only with respect to the provisions of the Exchange Agreement specifically referred to herein, and any references in the Exchange Agreement to the provisions of the Exchange Agreement specifically referred to herein shall be to such provisions as amended by this Amendment.

3.           Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

4.           GOVERNING LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

5.           Counterparts.  This Amendment may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

RENTAL CAR FINANCE CORP.

By:_______________________________
Name:  Pamela S. Peck
Title:  Vice President and Treasurer

DTG OPERATIONS, INC.

By:_______________________________
Name:  Pamela S. Peck
Title:  Treasurer

THRIFTY RENT-A-CAR SYSTEM, INC.

By:_______________________________
Name:
Title:

CHICAGO DEFERRED EXCHANGE
COMPANY, LLC,  as Member of VEXCO, LLC

By:_______________________________
Name:
Title:

VEXCO, LLC, as the Qualified Intermediary

By:_______________________________
Name:
Title:

DEUTSCHE BANK TRUST COMPANY
AMERICAS

By:_______________________________
Name:
Title:

By:_______________________________
Name:
Title:

Exhibit A

Form of Authorization Letter

[_____], 20[_]

VIA FACSIMILE

To:           VEXCO, LLC
c/o Chicago Deferred Exchange Company, LLC
135 S. LaSalle Street, Suite 1940
Chicago, IL 60603
Facsimile:  (312) 580-0610
Attention:  Mary Cunningham

Pursuant to Sections 5.5(b) and 5.6(b) of that certain Master Exchange and Trust Agreement, dated as of July 23, 2001 (as amended, restated, supplemented or otherwise modified, the “Exchange Agreement”), by and among Rental Car Finance Corp., DTG Operations, Inc., Thrifty Rent-A-Car System, Inc., Chicago Deferred Exchange Company, LLC, VEXCO, LLC (the “Qualified Intermediary”) and Deutsche Bank Trust Company Americas, each of [Rental Car Finance Corp.][DTG Operations, Inc.][Thrifty Rent-A-Car System, Inc.] and, by its countersignature below, the Qualified Intermediary hereby authorizes transfers with respect to the [RCFC][DTG Operations][Thrifty] Exchange Accounts (as defined in the Exchange Agreement) and the [RCFC][DTG Operations][Thrifty] Disbursement Accounts (as defined in the Exchange Agreement) as set forth below.  Upon receipt of this instruction letter, the Qualified Intermediary shall promptly forward this instruction letter to the attention of [Jhasmin Khan] (facsimile:  (212) 553-2462) at Deutsche Bank Trust Company Americas.

1.	Incoming Funds to Exchange Accounts
Amounts to be Deposited to Exchange Accounts from Bank of Oklahoma
[_____]

Amounts to be Deposited to Exchange Accounts from Deutsche Bank Trust Company Americas and Other Sources
[_____]

2.	Amounts to be Transferred from Exchange Accounts for Vehicle Acquisition
[_____]

Amounts to be transferred from RCFC Exchange Accounts
[_____]

3.	Cash Correction
[_____]

4.	Transfers from Exchange Accounts for Vehicles with Liabilities
[_____]

5.	Cash Corrections for LKE Suspension
[_____]

6.	Other Transfers
[_____]

7.	Funds from Vehicle Transfers / Fund Transfers from QI Accounts
[_____]

8.	Vehicle Financing Correction
[_____]

9.	Permitted Investments
[_____]

10.	Wire Requests: Vehicle Purchases:
[_____]

Please call me at (918) 669-2276 if you have any questions regarding these instructions.

Sincerely,

[RENTAL CAR FINANCE CORP.][DTG OPERATIONS, INC.][THRIFTY RENT-A-CAR SYSTEM, INC.]

By: _________________________
Name:
Title:

Acknowledged and agreed:

VEXCO, LLC

By: _________________________
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as qualified trustee under the Exchange Agreement

By: _________________________
Name:
Title:

By: _________________________
Name:
Title:

EXHIBIT 5.2

FULL NAME	ACCOUNT	SHORT NAME
VEXCO, LLC Exchange Account, DBTCA, Trustee FBO Rental Car Finance Corp. (ACQ) Deutsche Bank Trust Company Americas (Delaware) (Note: this is the RCFC Gr. III escrow account)	VEXCO.3 (note: formerly 32062)	VEXCO, LLC Escr DBTCA Tr FBO RCFC Gr III
VEXCO, LLC Exchange Account, DBTCA, Trustee FBO Rental Car Finance Corp. (ACE) Deutsche Bank Trust Company Americas (Delaware) (Note: this is the RCFC Gr. IV escrow account)	THR061.6 (note: formerly 51561)	VEXCO, LLC Escr DBTCA Tr FBO RCFC Gr IV
VEXCO, LLC Exchange Account, DBTCA, Trustee FBO Rental Car Finance Corp. (ACF) Deutsche Bank Trust Company Americas (Delaware) (Note: this is the RCFC Gr. V escrow account)	VEXCO.8	VEXCO, LLC Escrow DBTCA Tr FBO RCFC Gr V
VEXCO, LLC Exchange Account, DBTCA, Trustee FBO DTG Ops. (NS) Deutsche Bank Trust Company Americas (Delaware) (Note: this is the DTG Ops. escrow account)	VEXCO.1 (note: formerly 32058)	VEXCO, LLC Escr DBTCA Tr FBO DTG Ops.
VEXCO, LLC Exchange Account, DBTCA, Trustee FBO Rental Car Finance Corp. (ACE) Deutsche Bank Trust Company Americas (Delaware) (Note: this is the RCFC Gr. IV disbursement account)	00556578	VEXCO, LLC Disb. DBTCA Tr FBO RCFC Gr IV
VEXCO, LLC Exchange Account, DBTCA, Trustee FBO Rental Car Finance Corp. (ACF) Deutsche Bank Trust Company Americas (Delaware) (Note: this is the RCFC Gr. V disbursement account)	VEXCO.9	VEXCO, LLC Disb. DBTCA Tr FBO RCFC Gr V
VEXCO, LLC Exchange Account, DBTCA, Trustee FBO Rental Car Finance Corp. Deutsche Bank Trust Company Americas (New York) NY clearing account for Deutsche Bank Trust Company Americas (Delaware) account 00536032, account 00556578 and account TBD.	00411862	VEXCO, LLC Clr. DBTCA Tr FBO RCFC
VEXCO, LLC Exchange Account, DBTCA, Trustee FBO DTG Operations, Inc. (formerly Dollar Rent A Car Systems, Inc.) (DTG NS) Deutsche Bank Trust Company Americas (Delaware) (Note: this is the DTG Ops. Disbursement account)	00536075	VEXCO, LLC Disb. DBTCA Tr. FBO DTG Ops.
VEXCO, LLC Exchange Account, DBTCA, Trustee FBO DTG Operations, Inc. (formerly Dollar Rent A Car Systems, Inc.) (DTG NS) Deutsche Bank Trust Company Americas (New York) NY clearing account for Deutsche Bank Trust Company Americas (Delaware) account 00536075	00412558	VEXCO, LLC Clr. DBTCA Tr. FBO DTG Ops.
VEXCO, LLC Exchange Account, DBTCA, Trustee FBO Rental Car Finance Corp. (ACQ) Deutsche Bank Trust Company Americas (Delaware) (Note: this it the RCFC Gr. III disbursement account)	00536032	VEXCO, LLC Disb. DBTCA Tr. FBO RCFC Gr III